UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 19, 2010

SAKS INCORPORATED

Tennessee	1-13113	62-0331040
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

12 East 49th Street, New York, New York 10017

(212) 940-5305

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.       Unregistered Sales of Equity Securities.

On November 18, 2010 and November 19, 2010, Saks Incorporated (the “Company”) made contributions totaling 1,755,000 shares (the “Shares”) of its common stock, par value $0.10 per share (the “Common Stock”), to the Saks Fifth Avenue Pension Plan Trust, a trust holding the assets of the defined benefit pension plan of the Company and its subsidiaries (the “Trust”), in consideration for a credit against the future funding obligations to the Trust of Saks & Company, one of the Company's indirect wholly-owned subsidiaries and the sponsor of the plan.  The Shares were valued for purposes of the contribution at $19,961,075 in the aggregate.  The Shares were newly issued shares and were contributed to the Trust in private placements pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

On November 18, 2010, November 19, 2010 and November 22, 2010, the Company also filed with the Securities and Exchange Commission (the “SEC”) prospectus supplements to the Company’s existing effective shelf registration statement covering the resale of the Shares by the Trust.  The Trust's investment policy requires the divestiture, in an orderly manner, of any Common Stock that is received as a contribution to the plan as soon as practicable after it is received.

Item 8.01.       Other Events.

In connection with the contribution of the Shares to the Trust as described above in Item 3.02, the exhibits listed in Item 9.01 are filed herewith and incorporated by reference into the Company’s effective shelf registration statement on Form S-3 (File No. 333-160914) and related prospectus dated August 13, 2009, as supplemented by the prospectus supplement dated November 22, 2010 covering the resale of certain of the Shares by the Trust.

Item 9.01.       Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index immediately following signature page.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 22, 2010	SAKS INCORPORATED

	By:	/s/ Ann Robertson
	Name:	Ann Robertson
	Title:	Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC

23.1	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (counsel) (included in Exhibit 5.1)